UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2010

Corel Corporation
(Exact name of Registrant as specified in its charter)

CANADA	000-20562	98-0407194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corel Corporation
1600 Carling Ave
Ottawa, Ontario
Canada A6 K1Z 8R7

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (613) 728-0826

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 26, 2010, a special meeting of the shareholders of Corel Corporation (the “Company”) was held.  At the special meeting, the shareholders approved the special resolution authorizing the consolidation of all of the issued and outstanding common shares of the Company on the basis of one post-consolidation common share of the Company for each 871,589 pre-consolidation shares (the “Consolidation”).  Fractional new common shares were not issued.  Shareholders who did not hold sufficient shares to qualify for the issuance of new common shares pursuant to the Consolidation are entitled to receive cash consideration of U.S.$4.00 in respect of each pre-Consolidation share held in lieu of any fractional shares otherwise issuable as a result of the Consolidation.

Following approval of the Consolidation by the shareholders, the Company filed articles of amendment to effect the Consolidation.  The full text of the amendment to the Articles of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference herein.

The Consolidation is the second and final step in the acquisition of the Company by Corel Holdings, L.P., a limited partnership controlled by an affiliate of VCP II International, L.L.C., a manager of private equity funds.  The first step was a tender offer by Corel Holdings, L.P. for all of the Company’s outstanding common shares not already owned by Corel Holdings, L.P. and its affiliates at a price of U.S.$4.00 per share.  At the effective time of the Consolidation, the Company became a wholly-owned subsidiary of Corel Holdings, L.P. and its affiliates.

The full text of the Company’s press release regarding effectiveness of the Consolidation is set forth as Exhibit 99.1 hereto and incorporated by reference herein.

Also on January 26, 2010, Steven Cohen and Dan Ciporin resigned as directors of the Company.

On January 26, 2010, the Company applied to the NASDAQ Global Market to de-list its common shares and, later that day, the NASDAQ Global Market filed a Form 25 with the Securities and Exchange Commission regarding removal of the Company’s shares from listing on the NASDAQ Global Market.  The delisting became effective as of the close of business on January 26, 2010.  Also on January 26, 2010, the Company applied to the Toronto Stock Exchange (the “TSX”) to de-list its common shares.  It is anticipated that delisting from the TSX will become effective as of January 28, 2010.

On January 25, 2010, the Compensation Committee of the Company’s Board of Directors approved an amendment to the Company’s Amended 2006 Equity Incentive Plan (the “Plan”) to provide that all options granted prior to July 1, 2009 and all equity awards granted under the Plan would be cashed out, and all options granted on or after July 1, 2009 under the Plan would be assumed by the Company.  This treatment is consistent with the disclosure in the Company’s proxy statement filed with the Securities and Exchange Commission on December 29, 2009.  The full text of the amendment to the Amended 2006 Equity Incentive Plan is filed as Exhibit 10.1 hereto and incorporated by reference herein.

On January 25, 2010, the Company and Kris Hagerman entered into a letter agreement to clarify that his options will not become vested as a result of the Consolidation, consistent with the disclosure in the Company’s proxy statement filed with the Securities and Exchange Commission on December 29, 2009.  The full text of the agreement is filed as Exhibit 10.2 hereto and incorporated by reference herein.

On January 26, 2010, the Company and Vector Capital Partners II International, Ltd. entered into mutual releases with each of Dan Ciporin, Steven Cohen and Barry Tissenbaum (collectively, the “Designated Directors”) pursuant to which each of the Company and Vector Capital Partners II International, Ltd. released the Designated Directors from any and all claims they may have against the Designated Directors arising from their service as directors (excluding, in the case of Barry Tissenbaum, claims relating to services performed after the date of the release), and the Designated Directors released the Company and Vector Capital Partners II International, Ltd. from any claims they may have arising from their service as directors other than the compensation they were otherwise entitled to as directors of the Company (excluding, in the case of Barry Tissenbaum, claims relating to services performed after the date of the release).  The form of Mutual Release is filed as Exhibit 10.3 hereto and incorporated by reference herein.  Also on January 26, 2010, each of the directors of the Company entered into mutual releases among and between such directors pursuant to which each such director released the other directors from any and all claims they may have arising from their service as directors.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.01 is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 3.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation of Corel Corporation
10.1	Amendment to Corel Corporation’s Amended 2006 Equity Incentive Plan
10.2	Letter agreement between Kris Hagerman and Corel Corporation dated January 25, 2010
10.3	Form of Mutual Release by and among Corel Corporation, Vector Capital Partners II International, Ltd., Dan Ciporin, Steven Cohen and Barry Tissenbaum
99.1	Press release dated January 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2010

Corel Corporation

By:	/s/ Thomas Berquist
	Name:	Thomas Berquist
	Title:	Chief Financial Officer